EX-23.1 4 v22744_ex23-1.htm
Exhibit 23-1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-63100, No. 333-102047, and No. 333-160384 of Rockwell Collins, Inc. on Form S-8 of our report dated June 18, 2012, relating to the financial statements and financial statement schedule of Rockwell Collins Retirement Savings Plan for Bargaining Unit Employees, appearing in this Annual Report on Form 11-K of Rockwell Collins Retirement Savings Plan for Bargaining Unit Employees for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
June 18, 2012